EXHIBIT 10.11

ATH SUPPORT AGREEMENT

ATH SUPPORT AGREEMENT, dated as of September 30, 2010 (this “Agreement”), by and between Banco Popular de Puerto Rico (“BPPR”), a bank organized and existing under the laws of the Commonwealth of Puerto Rico, and EVERTEC, Inc., a Puerto Rico corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “EVERTEC”).

WHEREAS, BPPR transferred to EVERTEC the Transferred Assets (including among other things, in exchange for (1) New Shares and (2) the assumption by EVERTEC of the Assumed Liabilities, pursuant to the terms and conditions of the Merchant and Ticketpop Business Transfer and Reorganization Agreement, dated as of June 30, 2010, as amended (the “Business Transfer Agreement”);
WHEREAS, prior to the Effective Time, BPPR and its Affiliates (1) promoted, supported and marketed the ATH Network and the ATH Debit Cards and (2) issued ATH Debit Cards;
WHEREAS, EVERTEC has provided to BPPR and its Affiliates, certain data processing, applications, processing, check imaging, transmission, telecommunications, credit and debit card transaction processing, and related operational, technical, and consulting services, and shall continue to provide such services pursuant to the terms of the Amended and Restated Master Services Agreement (the “Master Agreement”), dated as of the date hereof, among Popular, Inc. (“Popular”), BPPR and EVERTEC, as it may be amended, extended, supplemented or renewed from time to time; and
WHEREAS, in the connection with the foregoing, the parties hereto wish to clarify that BPPR and its Affiliates will continue to support the ATH Network and to promote and support Cards that bear the symbol of the ATH Network as set forth below.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1. Definitions. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Transfer Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:
“AAA” means the American Arbitration Association.
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, (i) with respect to Apollo, the term “Affiliate” shall (x) include any investment fund with respect to which Apollo Global Management LLC or its Controlled Affiliates (including its and their respective successors) are the sole or, if not sole, primary investment managers and, subject to clause (y) below, each of their Subsidiaries and (y) not include portfolio companies of Apollo Global Management LLC or its Controlled Affiliates and (ii) with respect to Popular (to the extent that at the time of determination it is engaged in a private equity or similar business), the term “Affiliate” shall not include portfolio companies of Popular or its Controlled Affiliates.
“Apollo” means AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands.
“Arbitration Panel” has the meaning set forth in Section 10(a).
“Arbitration Procedures” has the meaning set forth in Section 10(a).
“Asset Acquirer” has the meaning set forth in Section 7(d).
“Assignee Sub” has the meaning set forth in Section 7(c).
“ATH Debit Cards” has the meaning set forth in Section 3(a).
“ATH Issuer Participants” means the group of financial institutions that issue Cards that bear the symbol of the ATH Network and grants cardholders’ access to the ATH Network.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. Notwithstanding the foregoing, no Person (the “Initial Person”) shall be deemed to beneficially own any securities beneficially owned by another Person who is not an Affiliate of such Initial Person (the “Other Person”) (disregarding solely for the purposes of determining securities beneficially owned by such Other Person, (i) application of this sentence to any securities that have been Transferred (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such securities) to such Other Person in compliance with the Stockholder Agreement or other applicable Group Agreement and (i) any Group Securities with respect to such Other Person), including without limitation, another Holder that is not an Affiliate of such Initial Person.
“BPPR” has the meaning set forth in the Recitals.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or San Juan, Puerto Rico are authorized or obligated by Law or executive order to close.
“Card Association” means (i) the Bank Card Associations and (ii) any other credit card company or debit card network.
“Change of Control” means, with respect to a Person, the acquisition, by a non-Affiliate of such Person, of (i) more than fifty percent (50%) of the voting power of such Person or (ii) the legal power to designate a majority of the board of directors (or other persons performing similar functions) of such Person.
“Common Shares” means the common stock of EVERTEC, par value $1.00 per share (or the common stock of any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries).
“Commonwealth” means the Commonwealth of Puerto Rico.
“Control Acquirer” has the meaning set forth in Section 8(a).
“Control,” and its correlative meanings, “Controlling,” and “Controlled,” means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Credit Card” means any card, plate or single credit device that may be used from time to time to obtain credit from BPPR (or licensee of BPPR) as member of a Card Association.
“Debit Card” means a card with a magnetic strip bearing the symbol(s) of one or more Card Associations and/or the ATH Network, as applicable, which enables the holder to pay for goods and services by authorizing an electronic debit to the cardholder’s designated account with the corresponding Issuing Member.
“Debit Proportion” equals, for each Issuance Period, the (i) number of ATH Debit Cards issued by BPPR during such Issuance Period divided by (ii) number of ATH Debit Cards and Dual Branded Debit Cards issued by BPPR during such Issuance Period.
“Drag-Along Transaction” has the meaning set forth in Section 4(d)(i) of the Stockholder Agreement.
“Dragged Asset Sale” has the meaning set forth in Section 4(d)(vii) of the Stockholder Agreement.
“Dual Branded Debit Cards” has the meaning set forth in Section 3(a).
“Encumbrances” means any direct or indirect encumbrances, lien, pledge, security interest, claim, charges, option, right of first refusal or offer, mortgage, deed of trust, easement, or any other restriction or third-party right, including restrictions on the right to vote equity interests.
“EVERTEC Change of Control” means, with respect to EVERTEC, any: (i) merger, consolidation or other business combination of EVERTEC (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of EVERTEC’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries that results in the stockholders of EVERTEC (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or a series of related transactions, holding, directly or indirectly, less than 50% of the voting power of EVERTEC (or such Subsidiary or Subsidiaries) or any such successor, other entity or surviving entity, as applicable, immediately following the consummation of such transaction or series of related transactions; provided that this clause (i) shall not be deemed applicable to any merger, consolidation or other business combination, if, as a result of any such merger, consolidation or other business combination, no Person or Group of Persons that had not had “control” of EVERTEC immediately prior to such transaction, as such term is defined under the Bank Holding Company Act of 1956, shall have obtained such “control”; (ii) Transfer (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such equity), in one or a series of related transactions, of equity representing 50% or more of the voting power of EVERTEC (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of EVERTEC’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries to a Person or Group of Persons (other than a Transfer of such equity to Apollo Global Management LLC, Popular, any Permitted Ultimate Parent, or their respective Controlled Affiliates); (iii) transaction in which a majority of the board of directors or equivalent governing body of EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) immediately following or as a proximate cause of such transaction is comprised of persons who were not members of the board of directors or equivalent governing body of EVERTEC (or such successor or other entity) immediately prior to such transaction (or are not nominated by Apollo Global Management LLC, Popular, any Permitted Ultimate Parent or their respective Controlled Affiliates) except, (X) resulting from the compliance, at the time of an initial public offering of either Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries), with the listing requirements, listed company manual or similar rules or regulations of the securities exchange on which Holdco’s or EVERTEC’s (or such successor’s or other entity’s), as the case may be, equity securities will be listed pursuant to such initial public offering, (Y) if a majority of such board of directors is not “independent” under the rules of the applicable securities exchange on the date following such initial public offering upon which Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries), as the case may be, first ceases to be a “controlled company” (or similar status) under the rules and regulations of such exchange, resulting from compliance with the rules and regulations of such exchange that first apply upon Holdco or EVERTEC (or such successor’s or other entity’s), as the case may be, ceasing to be a “controlled company” (or similar status), or (Z) the loss of directors of EVERTEC pursuant to Section 2 of the Stockholder Agreement (as in effect on the date hereof or as may be amended with the approval of Popular and BPPR) that does not result in another Person or Group of Persons having the right or ability to appoint a majority of the board of directors or equivalent governing body of Holdco or EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) as a result of such transaction; provided that, for the avoidance of doubt, this clause (Z) shall only apply to the resignation and initial replacement of such directors and not to any subsequent replacement of such directors (whether in connection with another transaction or otherwise); or (iv) sale or other disposition in one or a series of related transactions of all or substantially all of the assets of EVERTEC and its Subsidiaries (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries) to a Person who is not an Affiliate of EVERTEC at such time.
“Exchange Act” means the Securities Exchange Act of 1934.
“Government Entity” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi- governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction.
“Group Agreement” means any agreement governing the acquisition, holding, voting or disposition of securities of a Person; provided that, so long as Apollo or a subsequent Permitted Controlling Holder is an Affiliate of such Person, such Person is a party to such agreement.
“Group of Persons” means a group of Persons that would constitute a “group” as determined pursuant to Section 13 (d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Group Securities” means any securities beneficially owned by a Person solely as a result of the Stockholder Agreement or any other Group Agreement and, for the avoidance of doubt, which securities have not been Transferred to such Person or any of its Controlled Affiliates.
“Holdco Common Shares” means the common stock of Holdco, par value $0.01 per share.
“Holdco” means Carib Holdings, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.
“Holders” means the holders of Holdco Common Shares who are parties to the Stockholder Agreement as set forth in Schedule I thereto, as the same may be amended or supplemented from time to time.
“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, and (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments.
“Initial Person” has the meaning set forth in the definition of “beneficially owned.” “Issuance Period” has the meaning set forth in Section 3(b).
“Jurisdiction” has the meaning set forth in Section 7(c).
“Law” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar law, statute, ordinance, rule, regulation, code, order, writ, judgment, injunction, directive, guideline or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing, and including common law).
“Legal Holiday” means Saturday, Sunday or any legal holiday in the Commonwealth of Puerto Rico that is observed by EVERTEC.
“Master Agreement” has the meaning set forth in the Recitals.
“MCI” means MasterCard International, Inc.
“Measurement Period” has the meaning set forth in Section 2.
“Minimum Debit Proportion” shall be equal to [***] %.
“New Minimum Debit Proportion” has the meaning set forth in Section 3(b).
“Non-Controlled Public Entity” means a Person which has equity securities listed on national stock exchange and which Person’s Affiliates do not beneficially own securities representing the majority of the voting power to elect the members of the board of directors or other governing body of such Person.
“Other Person” has the meaning set forth in the definition of “beneficially owned.”
“Out of Proportion Issuance” has the meaning set forth in Section 3(b).
“Permitted Assignment” means a Permitted Subsidiary Assignment or a Permitted Third-Party Assignment.
“Permitted Controlling Holder” means a Person that (i) beneficially owns equity securities representing a majority of the voting power to elect the directors of EVERTEC or (ii) any successor or any other entity holding all or substantially all of the assets of EVERTEC and its Subsidiaries in a transaction or series of transactions, in each case, without contravening Section 7 or without BPPR validly exercising its termination right pursuant to Section 8 provided that such Person shall be a “Permitted Controlling Holder” only with respect to the applicable entity that issues such securities.
“Permitted Subsidiary Assignment” means an assignment by EVERTEC of any of its rights, duties or obligations under this Agreement to an Assignee Sub in compliance with the provisions of Section 7.
“Permitted Third-Party Assignment” means an assignment by EVERTEC of all its rights, duties and obligations under this Agreement to an Asset Acquirer in compliance with the provisions of Section 7.
“Permitted Ultimate Parent” means with respect to a Permitted Controlling Holder, its Ultimate Parent Entity.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that confidential treatment has been requested with respect to this omitted information.
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.
“Popular” means Popular, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico.
“Records” has the meaning set forth in Section 9.
“Region” means Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands.
“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, attorneys, accountants and other advisors or representatives.
“Self-Regulatory Organization” means the FINRA, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the NYSE, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.
“Shortfall” has the meaning set forth in Section 3(b).
“Solvent” with regard to any Person, means that (i) the sum of the assets of such Person, both at a fair valuation and at a present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated, and disputed liabilities; (ii) such Person has sufficient capital with which to conduct its business; and (iii) such Person has not incurred debts beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.
“SPV Affiliate” means with respect to any Person, any Affiliate of such Person, whose direct or indirect interest in the Common Shares constitutes more than 30% (by value) of the equity securities portfolio of such Affiliate.
“Stockholder Agreement” means the Stockholder Agreement among Carib Holdings, Inc. and the holders party thereto dated September 30, 2010.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.
“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other Encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law). Notwithstanding anything to the contrary set forth in this Agreement, (i) each of (x) a Transfer of equity interests of Popular and (y) a Change of Control of Popular shall be deemed not to constitute a Transfer of any equity interest beneficially owned by Popular; (ii) each of (x) a Transfer of equity interests of Apollo Global Management LLC or any of its Controlled Affiliates that is not an SPV Affiliate, and (y) a Change of Control of Apollo Global Management LLC or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any equity interest beneficially owned by Apollo or such Affiliate, as applicable; and (iii) each of (x) a Transfer of equity interests of any Permitted Ultimate Parent or any of its Controlled Affiliates that is not an SPV Affiliate, and (y) a Change of Control of any Permitted Ultimate Parent or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any security beneficially owned by such Permitted Ultimate Parent or such Controlled Affiliate, as applicable; provided that, for the avoidance of doubt, subject to clause (i) above, any Change of Control of an SPV Affiliate shall be deemed to constitute a Transfer of the Common Shares beneficially owned by such SPV Affiliate.
“Ultimate Parent Entity” means (i) with respect to Apollo, Apollo Global Management LLC and its successors, (ii) with respect to Popular, Popular and its successors and (iii) with respect to a Permitted Controlling Holder, (x) the Person which (A)(i) Controls such Permitted Controlling Holder or (ii) if no Person Controls such Permitted Controlling Holder, the beneficial owner of a majority of the voting power of such Permitted Controlling Holder and (B) is not itself Controlled by any other Person that is an Ultimate Parent Entity of such Permitted Controlling Holder or, (y) if no such Person exists, the Permitted Controlling Holder; provided that, with respect to determining an Ultimate Parent Entity (i) the Control of any entity by a natural person shall be disregarded and (ii) the Control of any Non-Controlled Public Entity by any Person shall be disregarded.
“VISA” means VISA U.S.A., Inc. and VISA International, Inc.
2. BPPR Representations and Warranties. BPPR represents and warrants to EVERTEC that:
(a) as of the date hereof, the only Dual Branded Debit Card (as defined below) issued by BPPR or any of its Affiliates is a Debit Card that bears the symbols of the ATH Network and VISA; and
(b) prior to the date hereof, BPPR provided to EVERTEC a true, complete and correct report that sets forth the number of ATH Debit Cards and Dual Branded Debit Cards issued by BPPR during the most recent twelve calendar month period ended prior to the date of Closing (the “Measurement Period”).
3. ATH Support by BPPR. During the term of this Agreement BPPR shall, and shall cause each of its Affiliates to:
(a) promote, support and market (including, but not limited to, the use of advertising, promotions, direct mailing, e-marketing, public relations, brochures, signage and creation of appropriate links on BPPR’s website) the (i) ATH Network and the ATH brand, (ii) Debit Cards that only bear the symbol of the ATH Network (the “ATH Debit Cards”) and (iii) Debit Cards that bear the symbol of the ATH Network and another Card Association (the “Dual Branded Debit Cards”), in a manner no less favorable to EVERTEC than the manner in which BPPR and its Affiliates promoted, supported and marketed the ATH Network, ATH Debit Cards and Dual Branded Debit Cards prior to the Effective Time;
(b) in each successive twelve-month period starting on October 1, 2010 (each such period, an “Issuance Period”), issue an amount of ATH Debit Cards that is above the Minimum Debit Proportion; provided that:
(i) notwithstanding the foregoing, if, during any applicable Issuance Period, BPPR issues an amount of ATH Debit Cards that causes the Debit Proportion to fall below the Minimum Debit Proportion (the “Out of Proportion Issuance”), BPPR shall promptly notify EVERTEC of the facts and circumstances giving rise to or that may result in the Out of Proportion Issuance; and following such notification (1) EVERTEC shall excuse such Out of Proportion Issuance if the parties mutually agree, subject to Section 10 herein, that the Out of Proportion Issuance is not materially detrimental to EVERTEC (when compared to the amount and type of Debit Card issuances during the Measurement Period) or (2) the parties shall, subject to Section 10 herein, negotiate in good faith a mutually acceptable plan for BPPR to issue an amount of ATH Debit Cards in subsequent Issuance Periods that is above the Minimum Debit Proportion;
(ii) notwithstanding the foregoing, BPPR shall not be deemed to be in breach of this Section 3(b) during an applicable Issuance Period, if, during such Issuance Period, as a result of factors that are outside the control of BPPR:
(x) there is a change in demand for Debit Cards, including a reduction in demand for ATH Debit Cards, and/or an increase in demand for Dual Branded Debit Cards; or
(y) new payment technologies are developed in the market and result in a reduction in demand for Debit Cards, including a reduction in demand for ATH Debit Cards; and

(iii) in the event of an Out of Proportion Issuance that occurs or arises as a result of factors in Section 3(b) (ii), the parties shall, subject to Section 10 herein, negotiate in good faith a new mutually agreeable Minimum Debit Proportion (the “New Minimum Debit Proportion”) that is appropriate for the then-prevailing market factors and conditions; and
(c) not (i) promote, support or market Debit Cards that are not ATH Debit Cards or Dual Branded Debit Cards or (ii) promote, support or market Credit Cards, in each case, in a manner that is targeted to negatively impact the issuance or use of ATH Debit Cards or Dual Branded Debit Cards, or (iii) create incentives (economic or otherwise) for BPPR’s or its Affiliates’ personnel to take any of the actions in (i) or (ii).
4. Dual Branded Debit Cards. During the term of this Agreement, without the prior written consent of EVERTEC, BPPR shall not, directly or indirectly, enter into any agreement with MCI or any other Card Association to issue Dual Branded Debit Cards. Without limiting the foregoing, in the event that BPPR desires to enter into such an agreement, it shall consult with EVERTEC and BPPR shall provide true, complete and correct documentation and other support requested by EVERTEC to demonstrate that entry by BPPR into an agreement with MCI or any other Card Association to issue Dual Branded Debit Cards will have a direct economic benefit to EVERTEC, in which case EVERTEC will make a good faith determination (based on such documentation and support) whether to consent to BPPR’s entry into any agreement with MCI or any other Card Association to issue Dual Branded Debit Cards.
5. ATH Support by EVERTEC. During the term of this Agreement, EVERTEC shall:
(a) promote, support and market the ATH Network and ATH brand in a manner that is in the best interest of each of the ATH Network, the ATH Issuer Participants and EVERTEC;
(b) use commercially reasonable efforts to maintain competitive economics for ATH Issuer Participants; and
(c) use commercially reasonable efforts to (i) enhance the functionality and technology of the ATH Debit Card, and its related servicing and reporting capabilities, (ii) develop new products and technologies that improve the features of the ATH Debit Card and (iii) maintain the competitiveness of the ATH product.
For the avoidance of doubt, BPPR shall not be required to satisfy its obligations under Sections 3 and 4 in this Agreement if EVERTEC commits a material breach of its obligations under this Section 5, which breach is not cured within sixty (60) days following receipt of written notice from BPPR specifying the nature and extent of such breach; provided, however, that if such breach is not reasonably susceptible of cure within such sixty (60) day period, such period will be extended and EVERTEC will not be in breach hereunder so long as it commences such cure within such sixty (60) day period and diligently pursues such cure and such failure is cured within one hundred eighty (180) days following the receipt of such notice; provided, further, that BPPR must satisfy its obligations under Section 4 until such time as a court of competent jurisdiction renders a non-appealable decision that EVERTEC has committed a material breach of its obligations under Section 5 and has failed to cure such breach in accordance with this sentence.
6. Term. This Agreement shall terminate on the earlier of (a) the fifteenth anniversary of the date hereof; or (b) the termination of the Master Agreement.
7. Assignment.
(a) Assignment. Other than a Permitted Assignment pursuant to Section 7(b) or (c), this Agreement may not be assigned by either party without the prior written consent of the other party; provided, that either party may assign its rights, duties and obligations under this Agreement to its financing sources solely in connection with the granting of a security interest and the enforcement of all rights and remedies that the assigning party has against the other party under this Agreement, subject to the claims, defenses and rights, including rights of set off, that such other party may have against the assigning party.
(b) Assignment to Subsidiaries. EVERTEC may assign any of its rights, duties or obligations to a direct or indirect wholly-owned Subsidiary of EVERTEC (an “Assignee Sub”) if (i) such Assignee Sub is identified by EVERTEC to BPPR at least 20 Business Days prior to the consummation of the proposed assignment; (ii) (A) such proposed assignment is legally required in order for EVERTEC to perform for BPPR or its Subsidiaries, in the country, state, territory or other jurisdiction (“Jurisdiction”) in which the Assignee Sub is organized, the specific obligations required to be performed pursuant to the assignment of this Agreement, and only (x) to the extent of such legal requirement and (y) if EVERTEC provides a written opinion of qualified counsel that opines that such legal requirement is applicable and is based upon reasonable assumptions with respect to such legal requirement or (B) BPPR has provided its prior written consent, such consent not to be unreasonably delayed, withheld or conditioned; (iii) such Assignee Sub will be Solvent immediately after and giving effect to such proposed assignment and BPPR is reasonably satisfied with the terms and conditions of the proposed assignment; (iv) BPPR is a third-party beneficiary to the assignment agreement, which is in form and substance that is reasonably satisfactory to BPPR, and which provides that the Assignee Sub’s rights under the assignment agreement will be terminated if the Assignee Sub ceases to be a wholly-owned Subsidiary, directly or indirectly, of EVERTEC; and (v) EVERTEC remains fully liable with respect to the performance of all its obligations under this Agreement and EVERTEC guarantees the performance of all of the obligations of EVERTEC to BPPR assumed by Assignee Sub under this Agreement, which guarantee provides that, for the avoidance of doubt, after any termination of the proposed assignment, EVERTEC shall continue to be obligated with respect to any obligation undertaken by Assignee Sub prior to such termination.
(c) Assignment to Third Parties. EVERTEC may assign all of its rights, duties and obligations (or those rights, duties and obligations arising after the effectiveness of the assignment) in a transaction with a third-party assignee (an “Asset Acquirer”) if (i) such Asset Acquirer is identified by EVERTEC to BPPR at least 30 Business Days prior to the consummation of the proposed assignment; (ii) such Asset Acquirer (A) acquires at least 90% of the consolidated gross assets (excluding cash) of EVERTEC and its Subsidiaries and (B) assumes at least 90% of the consolidated gross liabilities (excluding Indebtedness) of EVERTEC and its Subsidiaries (including the assignment and assumption of all commercial agreements between EVERTEC or any of its Subsidiaries, on the one hand, and Popular, BPPR or any of their respective Subsidiaries, on the other hand) through one legal entity; (iii) neither the Asset Acquirer nor any of its Affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from the Commonwealth of Puerto Rico in excess of $50 million unless none of them has a physical presence in the Commonwealth of Puerto Rico that is used to conduct any such business; (iv) the Asset Acquirer will be Solvent immediately after and giving effect to such proposed assignment; and (v) EVERTEC reasonably believes that the Asset Acquirer, after completion of the proposed purchase and assumption transaction, will be capable of performing the obligations and duties of EVERTEC under this Agreement.
(d) Cooperation. EVERTEC shall use its reasonable best efforts to cooperate with BPPR in evaluating whether any proposed assignment pursuant to this Section 7 would be in compliance with the requirements of the provisions contained in this Section 7, including the ability of Assignee Sub or Asset Acquirer, as applicable, to comply with the terms of this Agreement, including, in each case, by providing any non-confidential information regarding the purposes and plans in connection with such proposed assignment other than information that would create any potential liability under applicable Legal Requirements, violate any confidentiality obligation, or that reasonably would be expected to result in the waiver of any attorney-client privilege.
(e) Notice of Objection. BPPR shall notify EVERTEC in writing within 15 Business Days following receipt of EVERTEC’s notice of the proposed assignment of any objection to any proposed assignment to an Asset Acquirer under Section 7(c) unless EVERTEC has failed to satisfy its obligations pursuant to Section 7(d) and BPPR asserts such failure prior to the expiration of the 15 Business Day objection period, in which case such 15 Business Day period shall be tolled until EVERTEC satisfies its obligations pursuant to Section 7(d). If BPPR fails to timely object to such proposed assignment (taking into account any tolling of the 15 Business Day objection period), it shall be deemed to have consented to such proposed assignment.
(f) Implied Consent. Notwithstanding anything contained herein, if Popular, BPPR or any of their respective Controlled Affiliates votes in favor of a transaction resulting in a proposed assignment and was not compelled to do so as part of a Dragged Asset Sale or other requirement of the Stockholder Agreement or any other Group Agreement with respect to securities issued by Holdco or EVERTEC or any successor or other entity that acquired all or substantially all the assets of Holdco or EVERTEC or any of their respective successors then it shall be deemed to have consented to the assignment.

(g) Invalidity of Impermissible Assignments. Any attempted or purported assignment in violation of this Section 7 hereof shall be null and void and the assignee’s rights assigned pursuant to any assignment made in compliance with this Section 7 will terminate in the event and to the extent of the termination of this Agreement.
(h) BPPR Asset Transfer. If BPPR or any of its Subsidiaries transfers, in a single transaction or series of related transactions (including in a merger, business combination, reorganization, or similar transaction (including by operation of law)) 50% or more of BPPR’s consolidated assets in the Region as of the time of transfer, or assets that generate 50% or more of BPPR’s consolidated revenues in the Region for the full twelve month period ending at the time of transfer, to any Person, then BPPR shall assign to such Person its rights, duties and obligations under this Agreement and shall cause such Person to assume BPPR’s liabilities under this Agreement. For the avoidance of doubt, no such assignment shall relieve BPPR of its obligations under this Agreement to the extent BPPR survives any such sale of assets, merger, business combination, reorganization, or similar transaction.
8. EVERTEC Change of Control.
(a) EVERTEC Change of Control. BPPR shall have the right, subject to Section 8(c), to terminate this Agreement up to 30 days following the later of (i) the occurrence of an EVERTEC Change of Control or (ii) the date on which EVERTEC provides BPPR written notice that an EVERTEC Change of Control has occurred or is likely to occur (provided that if EVERTEC has not satisfied its obligations pursuant to Section 8(b) and that BPPR asserts such failure prior to the expiration of the 30 day period then such 30 day period shall be tolled until EVERTEC satisfies its obligations under Section 8(b) and provided further that if an EVERTEC Change of Control occurs, and EVERTEC fails to provide BPPR written notice thereof within 30 days thereof, then BPPR shall have an unqualified right to terminate this Agreement), unless (w) the Person or Group of Persons proposing to engage in such proposed EVERTEC Change of Control transaction (the “Control Acquirer”) is identified to BPPR by EVERTEC at least 30 Business Days prior to such proposed EVERTEC Change of Control; (x) neither the Control Acquirer nor any of its Affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from the Commonwealth of Puerto Rico in excess of $50 million unless none of them has a physical presence in the Commonwealth of Puerto Rico that is used to conduct any such business; (y) EVERTEC (or its successor, as applicable) will be Solvent immediately after and giving effect to such proposed EVERTEC Change of Control; and (z) EVERTEC (or its successor, as applicable), after the proposed EVERTEC Change of Control, will be capable of performing the obligations and duties of EVERTEC under this Agreement; provided further that if Popular, BPPR or any of their respective Controlled Affiliates votes in favor of the transaction resulting in the EVERTEC Change of Control or Transfers (other than a Transfer in the context of a merger, business combination, reorganization, recapitalization or similar transaction) any equity securities in connection with the transaction resulting in the EVERTEC Change of Control and, in either case, was not compelled to do so as part of a Drag-Along Transaction, a Dragged Asset Sale or other requirement of the Stockholder Agreement or any other Group Agreement with respect to Holdco, EVERTEC or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries, then such termination right shall not apply.
(b) Cooperation. EVERTEC shall use its reasonable best efforts to cooperate with BPPR in evaluating whether any proposed EVERTEC Change of Control would be in compliance with the requirements of this Section 8 including the ability of Assignee Sub or Asset Acquirer, as applicable, to comply with the terms of this Agreement, including, in each case, by providing any non-confidential information regarding the purposes and plans in connection with such proposed EVERTEC Change of Control other than information that would create any potential liability under Legal Requirements, violate any confidentiality obligation, or that reasonably would be expected to result in the waiver of any attorney-client privilege.
(c) Notice of Objection. If EVERTEC provides at least 30 days’ written notice to BPPR prior to an EVERTEC Change of Control, BPPR shall notify EVERTEC in writing within 15 Business Days following receipt of EVERTEC’s notice of the proposed EVERTEC Change of Control of any objection to any proposed EVERTEC Change of Control on the basis that it does not satisfy the criteria set forth in clauses (w) through (z) of Section 8(a) (unless EVERTEC has failed to satisfy its obligations pursuant to Section 8(b) and BPPR asserts such failure prior to the expiration of the 15 Business Day objection period, in which case such 15 Business Day objection period shall be tolled until EVERTEC satisfies its obligations pursuant to Section 8(b)). If BPPR fails to timely object to such proposed assignment (taking into account any tolling of the 15 Business Day objection period), it shall be deemed to have consented to such proposed EVERTEC Change of Control and waived its right of termination under Section 8(a).
9. Access. During the term of this Agreement, BPPR agrees to maintain, in a manner that is consistent with BPPR’s practices prior to the date hereof, accurate books, ledgers, files reports, manuals, plans and other material pertaining to its activities described in Section 3 (collectively, “Records”). Upon reasonable advance written notice from EVERTEC, BPPR shall make the Records available for audit and inspection by EVERTEC and its Representatives (at EVERTEC’s sole expense), during regular business hours.
10. Arbitration Procedures.
(a) If the parties are unable to reach mutual agreement with respect to a controversy between the parties that arises out of or relates to an Out of Proportion Issuance within 30 days after BPPR’s notice to EVERTEC of an Out of Proportion Issuance, the controversy shall be settled by binding arbitration in accordance with the following arbitration procedures (the “Arbitration Procedures”). A matter submitted for resolution by arbitration shall be arbitrated in accordance with the then existing commercial arbitration rules of the AAA by a panel of three (3) independent arbitrators (the “Arbitration Panel”), with one appointed by each party hereto, and the two appointees selecting the third arbitrator in accordance with such rules. If either party hereto fails to select an arbitrator within ten (10) days after notice of such failure from the other party or the AAA, then the AAA shall appoint such arbitrator. If the two appointees are unable to agree on the third arbitrator, then the AAA shall select the same using the foregoing qualification.
(b) The arbitration hearing shall be held in San Juan, Puerto Rico, at such date, time and place as established by the arbitrators and the proceedings shall be conducted in English. Witnesses whose native language is not English may give oral or written testimony in their native language, with appropriate translation into English. Documentary evidence in Spanish may be submitted, with appropriate translation into English.
(c) The arbitrators must render their arbitral decision and award and give a written opinion setting forth the basis of their decision, all not later than sixty (60) days after the conclusion of the arbitration. The factual determinations of the Arbitration Panel shall be final, and an arbitration decision may only be appealed on procedural grounds.
(d) Each party hereto shall take or cause to be taken all reasonable action to facilitate the conduct of the arbitration and the rendering of the arbitral award at the earliest possible date.
(e) The costs of the arbitration shall be borne and paid equally by the parties hereto.
11. Notices. All notices requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents will be in writing and served by personal delivery upon the applicable party for whom it is intended, or delivered to such party by registered or certified mail, return receipt requested, at such party’s main office or any other place as designated by the parties in writing.
12. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
13. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
15. Governing Law; Waiver of Trial by Jury. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to any conflict of law rules thereof that would apply the laws of a different jurisdiction. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.
16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable Law.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BANCO POPULAR DE PUERTO RICO

By: /s/ Ileana Gonzalez
Name:
Title:

EVERTEC, INC

By: /s/ Félix M. Villamil
Name:
Title:

[Signature Page to ATH Support Agreement]